CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-6 of Pruco Life Variable Appreciable Account (“Registration Statement”) of our reports dated April 5, 2019, relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 7, 2019, relating to the consolidated financial statements of Pruco Life Insurance Company and its subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
April 5, 2019

Appendix A

•	Prudential Government Money Market Portfolio

•	Prudential Diversified Bond Portfolio

•	Prudential Equity Portfolio (Class I)

•	Prudential Flexible Managed Portfolio

•	Prudential Conservative Balanced Portfolio

•	Prudential Value Portfolio (Class I)

•	Prudential High Yield Bond Portfolio

•	Prudential Natural Resources Portfolio (Class I)

•	Prudential Stock Index Portfolio

•	Prudential Global Portfolio

•	Prudential Government Income Portfolio

•	Prudential Jennison Portfolio (Class I)

•	Prudential Small Capitalization Stock Portfolio

•	T. Rowe Price International Stock Portfolio

•	Janus Henderson VIT Research Portfolio (Institutional Shares)

•	MFS® Growth Series (Initial Class)

•	American Century VP Value Fund (Class I)

•	Prudential SP Small Cap Value Portfolio (Class I)

•	SP Prudential U.S. Emerging Growth Portfolio (Class I)

•	Prudential SP International Growth Portfolio (Class I)

•	AST T. Rowe Price Large-Cap Growth Portfolio

•	AST Hotchkis & Wiley Large-Cap Value Portfolio

•	AST Loomis Sayles Large-Cap Growth Portfolio

•	AST Small-Cap Growth Portfolio

•	AST BlackRock/Loomis Sayles Bond Portfolio

•	AST Wellington Management Hedged Equity Portfolio

•	AST Balanced Asset Allocation Portfolio

•	AST Preservation Asset Allocation Portfolio

•	AST BlackRock Global Strategies Portfolio

•	AST International Value Portfolio